                                               SECURITIES AND EXCHANGE COMMISSION

                                                     WASHINGTON, DC.  20549

                                                            FORM 8-K

                                                        CURRENT REPORT
                                               Pursuant to Section 13 or 15(d) of
                                               the Securities Exchange Act of 1934

                                        Date of Report (Date of earliest event reported):
                                                         October 17, 2006

                                                     HANCOCK HOLDING COMPANY
                                  -----------------------------------------------------------
                                     (Exact name of registrant as specified in its charter)

                               Mississippi                 0-13089                  64-0169065
                       -------------------------    --------------------     -----------------------------
                           (State or other            (Commission File         (I.R.S. Employer
                           jurisdiction of               Number)                 Identification Number)
                           incorporation)

                                 One Hancock Plaza, 2510 14th Street,
                                      Gulfport, Mississippi                           39501
                              ------------------------------------------------------------------
                              (Address of principal executive offices)              (Zip code)

                                                          (228) 868-4000
                              ------------------------------------------------------------------
                                    (Registrant's telephone number, including area code)

                                           INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02.  Results of Operations and Financial Condition.  On October 17, 2006,
Hancock Holding Company issued a press release announcing earnings for third quarter of 2006.
The press release and related financial statements are attached hereto as Exhibit 99.1.

Item 8.01. Other Events.  On October 17, 2006, Hancock Holding Company
issued a press release announcing earnings for third quarter of 2006.
The press release and related financial statements are attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

             (c)  Exhibits.

                      99.1   Press Release issued by Hancock Holding Company
                             dated October 17, 2006, headed "Hancock Holding
                             Company announces earnings for third quarter
                             2006" and related financial statements.

                                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 17, 2006

                                                       HANCOCK HOLDING COMPANY
                                                      (Registrant)

                                                 By:   /s/ Paul D. Guichet
                                                    --------------------------------
                                                      Paul D. Guichet
                                                      Vice President
                                                      Investor Relations

                         Exhibit 99.1 to Hancock Holding Company Form 8-K

For Immediate Release                For More Information
---------------------                --------------------
October 17, 2006                     George A. Schloegel, Chief Executive Officer
                                     Carl J. Chaney, Chief Financial Officer
                                     Michael M. Achary, Treasurer
                                     Paul D. Guichet, Investor Relations
                                     800.522.6542 or 228.563.6559

-------------------------------------------------------------------------------------------------------------------
Hancock Holding Company Announces Earnings for Third Quarter 2006

GULFPORT, MS (October 17, 2006) — Hancock Holding Company (NASDAQ: HBHC) and Leo W. Seal, Jr., President of Hancock Holding Company, today announced earnings for the quarter ended September 30, 2006. Hancock’s third quarter 2006 earnings were $36.0 million, an increase of $34.6 million from the third quarter of 2005. Diluted earnings per share for the third quarter of 2006 were $1.08, an increase of $1.04 from the same quarter a year ago.

Hancock’s earnings for the third quarter of 2006 included a $20.0 million negative provision for loan losses, which included a partial reversal of the Company’s storm-related allowance for loan losses. In the third quarter of 2005, Hancock established a $35.2 million allowance for loan losses related to projected credit losses associated with the impact of Hurricane Katrina. Through the third quarter of 2006, the Company has experienced storm-related charge-offs of about $4.4 million. While management has determined that the potential for further storm-related charge-offs is present, the levels are projected to be lower than originally anticipated. The Company reviewed the asset quality of significant credits included in the original $35.2 million storm-related allowance and determined that this partial reversal was appropriate.

Excluding the aforementioned $20.0 million (pre-tax) negative provision related to the storm, adjusted earnings for third quarter 2006 were $23.0 million. Adjusted earnings for the third quarter of 2005 were $18.8 million (after excluding the pre-tax impact of $35.2 million to establish a storm-related provision for credit losses, a net gain on insurance less direct expenses incurred of $12.3 million, and approximately $3.8 million of waived fees). Adjusted diluted earnings per share were $0.69 for the third quarter of 2006, compared to $0.57 for the third quarter of 2005. Reported earnings for second quarter 2006 (there were no storm-related adjustments) were $22.0 million and diluted earnings per share were $0.66.

Hancock’s third quarter performance included the following significant items:

     o   Superior  Returns:  Hancock's  third quarter  adjusted  return on average  assets was 1.51 percent,  with an adjusted return on average common equity of 17.63 percent

     o   Strong Loan Growth:  Third quarter average loans were up $86.3 million, or 12 percent  annualized,  compared to the second quarter of 2006, and were up $161.7  million,  or 6 percent,  compared to the third quarter of
         2005.  Loan growth was mostly  reflected in commercial  purpose and mortgage  loans and is indicative of the on-going recovery in the region.

     o   Net Interest  Margin:  The Company's net interest margin (te) of 4.29 percent  narrowed 11 basis points from the third  quarter of 2005,  but was 2 basis  points wider than the previous  quarter.  Net interest  income
         (te) was $11.4 million,  or 24 percent,  higher than last year's third  quarter,  but was $0.5 million lower than the previous quarter.
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     o   Asset Quality:  Net charge-offs  for the third quarter were $2.6 million,  or 0.34 percent of average loans, down $0.4 million from the $3.0 million,  or 0.40 percent of average loans,  reported for the second quarter of 2006.  Storm-related  net  charge-offs  for the third  quarter of 2006 totaled $0.3 million and were $4.4 million  since the third  quarter  of 2005.  Non-performing  assets  as a  percent  of loans and  foreclosed property fell 9 basis points from the prior  quarter to 0.20 percent at September  30, 2006.  Loans past due
         90 days at September 30, 2006 were 0.12 percent, compared to 0.22 percent at June 30, 2006.

     o   Allowance for Loan Losses:  Hancock's  allowance  for loan losses at September  30, 2006 was $48.4  million, or 1.54 percent of period-end loans, a decrease of $22.6 million from the June 30, 2006 level.

George A. Schloegel, Chief Executive Officer of Hancock Holding Company, commented on the Company’s third quarter operating results, “The recovery work that continues on a daily basis in our region is symbolic of a recovering economy that will thrive as the rebuilding efforts ramp up. With third quarter loan growth of $86.3 million compared to last quarter, Hancock stands ready to continue participating in and leading the region’s rebuilding efforts.”

Balance Sheet Growth and Capital

At September 30, 2006, Hancock’s total loans were $3.1 billion, which represented an increase of $157.0 million, or 5 percent, from September 30, 2005. Period-end loans were up $97.1 million, or 3 percent, compared to June 30, 2006. As mentioned, average loans were up $86.3 million, or 12 percent annualized, from the second quarter. Of that increase, approximately $50.4 million of growth was in Louisiana, $28.9 million in Mississippi and $7.0 million in Florida. The Company expects that this quarter’s loan growth is representative of the rebuilding efforts throughout the region and is sustainable.

Period-end deposits for the third quarter were $5.0 billion, up $975.4 million, or 24 percent, from September 30, 2005, but were down $246.8 million, or 5 percent, from June 30, 2006. The Company believes that the third quarter’s net out flows of deposits is a signal that businesses and consumers alike are beginning their own rebuilding efforts as the overwhelming majority of deposit outflows occurred in transaction deposits (both interest and non-interest bearing). The quarter-end deposit balances do not include any significant funds from the distribution of Community Development Block Grants (storm- related federal aid to homeowners), which have not yet begun in Louisiana or Mississippi.

The Company’s total assets at September 30, 2006 were $6.1 billion, up $1.2 billion, or 25 percent compared to last year, but down $33.5 million, or 0.5 percent, from June 30, 2006. Hancock remains very well capitalized, even with a significant increase in total assets from last year. As of September 30, 2006, Hancock’s Leverage (tier one) Ratio stands at 8.15 percent, while the Tangible Equity Ratio was 7.79 percent.

Net Interest Income

Net interest income (te) for the third quarter increased $11.4 million, or 24 percent, from the third quarter of 2005, but was $0.5 million lower then the second quarter of 2006. The Company’s net interest margin (te) was 4.29 percent in the third quarter, 11 basis points narrower than the same quarter a year ago and 2 basis points wider than the previous quarter.

Compared to the same quarter a year ago, the primary driver of the $11.4 million increase in net interest income (te) was a $1.2 billion, or 27 percent, increase in average earning assets mainly from average deposit inflows of $1.3 billion, or 33 percent. The increase in deposits was related to insurance settlements for business and consumers, as well as other forms of federal aid to customers impacted by Hurricane Katrina. Of the $1.2 billion increase in average earning assets, $161.7 million was deployed into loans and $1.0 billion into securities and other short-term investments. The net interest margin (te) narrowed 11 basis points as the increase in the average earning asset yield (40 basis points) did not offset the increase in total funding costs (51 basis points).

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The Company’s level of net interest income (te) in the third quarter decreased $0.5 million, or 0.8 percent, from the prior quarter. Average earning assets decreased $96.9 million, or 2 percent, from the previous quarter due to average deposit outflows of $164.5 million, or 3 percent. Of the $164.5 million decrease in average deposits, $79.0 million was in non-interest bearing deposits and $106.3 million in interest-bearing transactions deposits. The majority of deposit outflows were believed to be related to rebuilding efforts throughout the Company’s operating region. Average loans were up $86.3 million, or 12 percent annualized, from the prior quarter, reflected mostly in higher levels of commercial purpose loans and mortgage loans. The net interest margin (te) widened 2 basis points from the prior quarter as the yield on average earning assets increased 27 basis points, while total funding costs were up 25 basis points. The yield on average earning assets continues to be impacted by the larger percent of the Company’s earning assets in securities and short-term investments (44 percent) than deployed into loans (56 percent). The total cost of funds was up 25 basis points mostly due to increase in cost of public fund deposits (indexed to short-term market rates) as well as higher rates paid on time deposits.

Non-interest Income and Non-interest Expense

Excluding the impact of storm-related gains/(losses) and securities transactions, non-interest income for the third quarter was up $4.0 million, or 19 percent, compared to the same quarter a year ago. Non-interest income was down $0.3 million, or 1 percent, compared to the second quarter. The primary factors impacting the higher levels of non-interest income as compared to the same quarter a year ago, were higher levels of service charge fees (up $1.7 million, or 22 percent). In addition, debit card and merchant fees were up $0.7 million, when compared to the same quarter a year ago. However, insurance fees were down $0.7 million. The decrease in non-interest income for the third quarter (excluding securities transactions) compared to the prior quarter was due to decreases in trust fees (down $0.2 million) and insurance fees (down $0.5 million).

Operating expenses for the third quarter were $7.6 million, or 18 percent, higher compared to the same quarter a year ago, but were $0.8 million, or 2 percent, lower than the previous quarter. The increase from the same quarter a year ago was reflected in higher levels of personnel expense (up $2.8 million), data processing expense (up $1.7 million), professional services expense (up $1.3 million) and all other expenses (up $1.8 million). The decrease in non-interest expenses from the prior quarter was reflected in lower levels of occupancy expense (down $0.6 million) and other operating expenses (down $0.9 million), offset by a higher level of personnel expense (up $0.7 million).

Asset Quality

Annualized net charge-offs, as a percent of average loans, for the third quarter were 0.34 percent, compared to 0.40 percent for the second quarter, and to 0.23 percent in the third quarter of 2005. During the third quarter of 2006, the Company recorded $20.0 million negative provision, primarily as a result of a better than expected credit loss experience related to Hurricane Katrina. No provision for loan losses was booked in the second quarter of 2006, while the third quarter of 2005‘s provision was $36.9 million, of which $35.2 million was related to the establishment of a storm — related allowance for loan losses.

Non-performing assets as a percent of total loans and foreclosed assets was 0.20 percent at September 30, 2006, compared to 0.29 percent at June 30, 2006. Compared to the third quarter of 2005, the ratio of non-performing assets as a percent of total loans and foreclosed assets was down 25 basis points. Non-performing assets decreased $2.7 million from June 30, 2006, reflecting primarily lower levels of non-accrual loans. The Company’s ratio of accruing loans 90 days or more past due to total loans was 0.12 percent at September 30, 2006, compared to 0.22 percent at June 30, 2006 and to 0.21 percent at September 30, 2005.

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The Company’s allowance for loan losses was $48.4 million at September 30, 2006, down $22.6 million from the $71.0 million reported at June 30, 2006, and $28.2 million lower than the $76.6 million reported at September 30, 2005. The ratio of the allowance for loan losses as a percent of period-end loans was 1.54 percent at September 30, 2006, and 2.33 percent at June 30, 2006. The allowance coverage ratio (allowance for loan losses to non-performers and past dues) was 495 percent in third quarter 2006, as compared to 457 percent in second quarter, and 393 percent in third quarter 2005. As previously mentioned, the Company had established a specific allowance of $35.2 million for estimated credit losses related to the impact of Hurricane Katrina on Hancock’s loan portfolio in the third quarter of 2005. Hancock recorded storm-related net charge-offs through September 30, 2006 of $4.4 million directly against the aforementioned allowance. In the third quarter, the Company recorded a $20.0 million negative loan loss provision which included a partial reversal of the storm-related allowance.

General

Hancock Holding Company — parent company of Hancock Bank (Mississippi), Hancock Bank of Louisiana, Hancock Bank of Florida, and Magna Insurance Company — has assets of $6.1 billion. Founded in 1899, Hancock Bank stands among the strongest, safest financial institutions in the United States and is the only financial services company headquartered in the Gulf South to rate among the top 20 percent of America’s top-performing banks. Hancock offers comprehensive financial solutions through more than 140 banking and financial services offices and more than 130 automated teller machines across south Mississippi, Louisiana, south Alabama and the Florida Panhandle. Additional corporate information and on-line banking and bill pay services are available at www.hancockbank.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies’ anticipated future financial performance. This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations. This release contains forward-looking statements and reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results. These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements.

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Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

                                                                               Three Months Ended            Nine Months Ended
                                                                        ---------------------------------- ----------------------
                                                                         9/30/2006   6/30/2006   9/30/2005  9/30/2006  9/30/2005
                                                                        ---------- -----------  ---------- ---------  -----------

 Hancock Holding Company
 Financial Highlights
 (amounts in thousands, except per share data and FTE headcount)
 (unaudited)

Per Common Share Data

Earnings per share:
    Basic                                                                  $1.11        $0.68       $0.04      $2.46       $1.08
    Diluted                                                                $1.08        $0.66       $0.04      $2.41       $1.06
Cash dividends per share                                                  $0.240       $0.220      $0.195     $0.655      $0.525
Book value per share (period-end)                                         $16.64       $15.12      $14.52     $16.64      $14.52
Tangible book value per share (period-end)                                $14.47       $12.94      $12.25     $14.47      $12.25
Weighted average number of shares:
    Basic                                                                 32,566       32,531      32,308     32,500      32,388
    Diluted                                                               33,333       33,322      32,940     33,274      32,959
Period-end number of shares                                               32,584       32,555      32,309     32,584      32,309
Market data:
    High closing price                                                    $56.79       $57.19      $37.84     $57.19      $37.84
    Low closing price                                                     $49.71       $44.02      $29.93     $37.75      $28.25
    Period end closing price                                              $53.55       $56.00      $34.14     $53.55      $34.14
    Trading volume                                                         8,135        8,737       8,760     20,883      15,575

Other Period-end Data

FTE headcount                                                              1,788        1,777       1,590      1,788       1,590
Tangible common equity                                                  $471,387     $421,369    $395,843   $471,387    $395,843
Tier I capital                                                          $487,668     $457,738    $407,075   $487,668    $407,075
Goodwill                                                                 $59,683      $59,060     $61,428    $59,683     $61,428
Amortizable intangibles                                                   $9,938      $10,575      $9,928     $9,938      $9,928
Mortgage servicing intangibles                                            $1,093       $1,256      $1,860     $1,093      $1,860
Common shares repurchased for publicly announced plans                         -           22          12         39         148

Performance Ratios

Return on average assets                                                   2.36%        1.45%       0.12%      1.77%       0.98%
Return on average common equity                                           27.58%       17.89%       1.18%     21.42%       9.81%
Earning asset yield (TE)                                                   6.60%        6.32%       6.19%      6.36%       6.06%
Total cost of funds                                                        2.30%        2.05%       1.80%      2.08%       1.67%
Net interest margin (TE)                                                   4.29%        4.27%       4.40%      4.28%       4.39%
Non-interest expense as a percent of total revenue (TE)
    before amortization of purchased intangibles, net storm-related
    gain/(loss) and securities transactions                               58.76%       59.13%      60.85%     58.73%      59.53%
Common equity (period-end) as a percent of total assets (period-end)       8.86%        8.00%       9.55%      8.86%       9.55%
Leverage (Tier I) ratio                                                    8.15%        7.59%       8.64%      8.15%       8.64%
Tangible common equity ratio                                               7.79%        6.92%       8.17%      7.79%       8.17%
Net charge-offs as a percent of average loans                              0.34%        0.40%       0.23%      0.24%       0.27%
Allowance for loan losses as a percent of period-end loans                 1.54%        2.33%       2.57%      1.54%       2.57%
Allowance for loan losses to NPAs + accruing loans 90 days past due      494.65%      457.10%     392.70%    494.65%     392.70%
Loan/deposit ratio                                                        60.97%       57.40%      76.77%     59.11%      74.28%
Non-interest income excluding net storm-related gain/(loss)
    and securities transactions as a percent of
    total revenue (TE)                                                    30.18%       30.28%      31.10%     30.13%      32.66%
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Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
                                                                    ------------------------------------ ------------------------
                                                                            Three Months Ended              Nine Months Ended
                                                                    ------------------------------------ ------------------------
                                                                     9/30/2006   6/30/2006    9/30/2005    9/30/2006   9/30/2005
                                                                    ----------- ------------ ----------- ------------ -----------
Asset Quality Information

Non-accrual loans                                                     $5,179       $7,237      $10,373       $5,179      $10,373
Foreclosed assets                                                        970        1,606        2,973          970        2,973
Total non-performing assets                                           $6,149       $8,843      $13,346       $6,149      $13,346
Non-performing assets as a percent of loans and foreclosed
  assets                                                               0.20%        0.29%        0.45%        0.20%        0.45%
Accruing loans 90 days past due                                       $3,626       $6,681       $6,156       $3,626       $6,156
Accruing loans 90 days past due as a percent of loans                  0.12%        0.22%        0.21%        0.12%        0.21%
Non-performing assets + accruing loans 90 days past due
  to loans and foreclosed assets                                       0.31%        0.51%        0.65%        0.31%        0.65%

Net charge-offs                                                       $2,608       $3,001       $1,704       $5,501       $5,655
Net charge-offs as a percent of average loans                          0.34%        0.40%        0.23%        0.24%        0.27%

Allowance for loan losses                                            $48,352      $70,960      $76,584      $48,352      $76,584
Allowance for loan losses as a percent of period-end loans             1.54%        2.33%        2.57%        1.54%        2.57%
Allowance for loan losses to NPAs + accruing loans 90 days
  past due                                                           494.65%      457.10%      392.70%      494.65%      392.70%

Provision for loan losses                                          ($20,000)            -      $36,905    ($20,705)      $41,556

Allowance for Loan Losses

Beginning Balance                                                    $70,960      $73,961      $41,382      $74,558      $40,682
Provision for loan loss                                             (20,000)            -       36,905     (20,705)       41,556
Charge-offs                                                            6,358        4,742        3,699       15,022       11,264
Recoveries                                                             3,750        1,741        1,995        9,521        5,609
Net charge-offs                                                        2,608        3,001        1,704        5,501        5,655
Ending Balance                                                       $48,352      $70,960      $76,584      $48,352      $76,584

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans                                            $522         $620        ($17)       ($628)         $955
Mortgage loans                                                           367           28            7          576           70
Direct consumer loans                                                  1,003        1,681          861        3,264        1,853
Indirect consumer loans                                                  294          391          342        1,338        1,420
Finance company loans                                                    422          281          511          951        1,357
Total net charge-offs (including storm-related)                       $2,608       $3,001       $1,704       $5,501       $5,655
Storm-related net charge-offs                                            284        1,133            -        2,014            -
Total net charge-offs (excluding storm-related)                       $2,324       $1,868       $1,704       $3,487       $5,655

Average loans:
Commercial/real estate loans                                      $1,759,173   $1,699,768   $1,584,244   $1,711,525   $1,533,208
Mortgage loans                                                       423,610      410,522      430,615      414,768      418,479
Direct consumer loans                                                470,771      463,977      504,362      468,196      505,899
Indirect consumer loans                                              347,404      348,463      335,482      349,076      324,122
Finance Company loans                                                 79,483       71,461       64,006       71,868       62,295
Total average loans                                               $3,080,442   $2,994,191   $2,918,709   $3,015,434   $2,844,003

Net charge-offs to average loans:
Commercial/real estate loans                                           0.12%        0.15%        0.00%       -0.05%        0.08%
Mortgage loans                                                         0.34%        0.03%        0.01%        0.19%        0.02%
Direct consumer loans                                                  0.85%        1.45%        0.68%        0.93%        0.49%
Indirect consumer loans                                                0.34%        0.45%        0.40%        0.51%        0.59%
Finance Company loans                                                  2.11%        1.58%        3.17%        1.77%        2.91%
Total net charge-offs to average loans (including storm-related)       0.34%        0.40%        0.23%        0.24%        0.27%
Total net charge-offs to average loans (excluding storm-related)       0.30%        0.25%        0.23%        0.15%        0.27%
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Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
                                                                 ------------------------------------ ------------------------
                                                                          Three Months Ended              Nine Months Ended
                                                                 ------------------------------------ ------------------------
                                                                  9/30/2006   6/30/2006    9/30/2005    9/30/2006   9/30/2005
                                                                 ----------- ------------ ----------- ------------ -----------
Income Statement

Interest income                                                    $89,233      $86,404    $65,644      $257,226     $190,202
Interest income (TE)                                                91,275       88,375     67,506       263,226      195,576
Interest expense                                                    31,988       28,636     19,659        85,897       53,908
                                                                  --------- ------------ ---------- ------------- ------------
Net interest income (TE)                                            59,286       59,740     47,847       177,329      141,667
Provision for loan losses                                         (20,000)            -     36,905      (20,705)       41,556
Non-interest income excluding net storm-related
  gain/(loss) and securities transactions                           25,627       25,942     21,600        76,459       68,722
Net storm-related gain/(loss)                                            -            -     12,276             -       12,276
Securities transactions gains/(losses)                                 110            -       (18)           228         (26)
Non-interest expense                                                50,336       51,172     42,770       150,674      126,917
                                                                  --------- ------------ ---------- ------------- ------------
Income before income taxes                                          52,645       32,536        168       118,047       48,791
Income tax expense                                                  16,614       10,539    (1,267)        38,006       13,824
                                                                  --------- ------------ ---------- ------------- ------------
Net income                                                         $36,031      $21,998     $1,435       $80,041      $34,968
                                                                  ========= ============ ========== ============= ============

Non-interest Income and Operating Expense

Service charges on deposit accounts                                 $9,719       $9,223     $7,975       $26,826      $27,924
Trust fees                                                           3,175        3,409      2,761         9,662        8,161
Debit card & merchant fees                                           1,744        1,863      1,055         5,316        3,160
Insurance fees                                                       4,146        4,596      4,883        13,900       12,262
Investment & annuity fees                                            1,595        1,591      1,304         4,450        4,039
ATM fees                                                             1,223        1,273        871         3,790        3,397
Secondary mortgage market operations                                 1,018          749        377         2,583        1,552
Other income                                                         3,009        3,239      2,374         9,932        8,228
                                                                  --------- ------------ ---------- ------------- ------------
Non-interest income excluding net storm-related
  gain/(loss) and securities transactions                          $25,627      $25,942    $21,600       $76,459      $68,722
Net storm-related gain/(loss)                                            -            -     12,276             -       12,276
Securities transactions gains/(losses)                                 110            -       (18)           228         (26)
                                                                  --------- ------------ ---------- ------------- ------------
Total non-interest income including net storm-related
  gain/(loss) and securities transactions                          $25,737      $25,942    $33,858       $76,686      $80,972
                                                                  ========= ============ ========== ============= ============

Personnel expense                                                  $27,059      $26,400    $24,275       $79,661      $69,579
Occupancy expense (net)                                              2,882        3,474      2,617        10,015        7,688
Equipment expense                                                    2,647        2,816      2,319         8,131        7,042
Other operating expense                                             17,304       17,976     13,044        51,241       40,931
Amortization of intangibles                                            445          507        514         1,626        1,676
                                                                  --------- ------------ ---------- ------------- ------------
Total non-interest expense                                         $50,336      $51,172    $42,770      $150,674     $126,917
                                                                  ========= ============ ========== ============= ============
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Hancock Holding Company                                                                                                                                - Add 8 -
Financial Highlights
(amounts in thousands)
(unaudited)
                                             ----------------------------------------------- ----------------------------------
                                                             Three Months Ended                         Nine Months Ended
                                             ----------------------------------------------- ----------------------------------
                                                     9/30/2006     6/30/2006      9/30/2005       9/30/2006         9/30/2005
                                             ------------------ ------------- -------------- ------------------- --------------
Period-end Balance Sheet

Commercial/real estate loans                      $1,800,643       $1,727,236     $1,637,011     $1,800,643        $1,637,011
Mortgage loans                                       430,086          423,001        441,512        430,086           441,512
Direct consumer loans                                477,142          470,433        501,704        477,142           501,704
Indirect consumer loans                              350,013          348,342        339,822        350,013           339,822
Finance Company loans                                 83,278           75,053         64,121         83,278            64,121
                                             ------------------ ------------- -------------- ------------------- --------------
Total loans                                        3,141,162        3,044,065      2,984,170      3,141,162         2,984,170
Securities                                         2,303,396        2,133,792      1,323,166      2,303,396         1,323,166
Short-term investments                                74,902          414,062        141,270         74,902           141,270
                                             ------------------ ------------- -------------- ------------------- --------------
Earning assets                                     5,519,461        5,591,919      4,448,606      5,519,461         4,448,606
                                             ------------------ ------------- -------------- ------------------- --------------
Allowance for loan losses                           (48,352)         (70,960)       (76,584)       (48,352)          (76,584)
Other assets                                         650,556          634,233        541,467        650,556           541,467
                                             ------------------ ------------- -------------- ------------------- --------------
Total assets                                      $6,121,665       $6,155,192     $4,913,490     $6,121,665        $4,913,490
                                             ================== ============= ============== =================== ==============

Non-interest bearing deposits                     $1,062,348       $1,206,235       $909,585     $1,062,348          $909,585
Interest bearing transaction deposits              1,510,785        1,640,552      1,369,886      1,510,785         1,369,886
Interest bearing Public Fund deposits                795,927          853,566        574,603        795,927           574,603
Time deposits                                      1,631,504        1,546,973      1,171,080      1,631,504         1,171,080
                                             ------------------ ------------- -------------- ------------------- --------------
Total interest bearing deposits                    3,938,216        4,041,092      3,115,568      3,938,216         3,115,568
                                             ------------------ ------------- -------------- ------------------- --------------
Total deposits                                     5,000,565        5,247,327      4,025,153      5,000,565         4,025,153
Other borrowed funds                                 430,827          227,793        249,228        430,827           249,228
Other liabilities                                    148,173          187,812        170,049        148,173           170,049
Common shareholders' equity                          542,101          492,260        469,059        542,101           469,059
                                             ------------------ ------------- -------------- ------------------- --------------
Total liabilities & common equity                 $6,121,665       $6,155,192     $4,913,490     $6,121,665        $4,913,490
                                             ================== ============= ============== =================== ==============

Average Balance Sheet

Commercial/real estate loans                      $1,759,173       $1,699,768     $1,584,244     $1,711,525        $1,533,208
Mortgage loans                                       423,610          410,522        430,615        414,768           418,479
Direct consumer loans                                470,771          463,977        504,362        468,196           505,899
Indirect consumer loans                              347,404          348,463        335,482        349,076           324,122
Finance Company loans                                 79,483           71,461         64,006         71,868            62,295
                                             ------------------ ------------- -------------- ------------------- --------------
Total loans                                        3,080,442        2,994,191      2,918,709      3,015,434         2,844,003
Securities                                         2,334,242        2,273,012      1,364,219      2,254,068         1,388,143
Short-term investments                                94,026          338,443         52,933        255,265            77,300
                                             ------------------ ------------- -------------- ------------------- --------------
Earning average assets                             5,508,709        5,605,646      4,335,861      5,524,767         4,309,446
                                             ------------------ ------------- -------------- ------------------- --------------
Allowance for loan losses                           (61,525)         (73,706)       (41,765)       (69,840)          (41,217)
Other assets                                         602,833          570,497        487,867        590,641           496,811
                                             ------------------ ------------- -------------- ------------------- --------------
Total assets                                      $6,050,017       $6,102,438     $4,781,962     $6,045,569        $4,765,041
                                             ================== ============= ============== =================== ==============

Non-interest bearing deposits                     $1,098,716       $1,177,756       $729,216     $1,158,844          $720,413
Interest bearing transaction deposits              1,590,319        1,696,598      1,311,779      1,666,689         1,321,105
Interest bearing Public Fund deposits                791,825          837,751        617,017        780,947           670,477
Time deposits                                      1,571,129        1,504,343      1,143,691      1,494,748         1,116,876
                                             ------------------ ------------- -------------- ------------------- --------------
Total interest bearing deposits                    3,953,272        4,038,692      3,072,488      3,942,384         3,108,457
                                             ------------------ ------------- -------------- ------------------- --------------
Total deposits                                     5,051,988        5,216,448      3,801,704      5,101,228         3,828,870
Other borrowed funds                                 304,686          210,388        335,758        267,666           304,192
Other liabilities                                    175,092          182,453        160,232        177,182           155,437
Common shareholders' equity                          518,250          493,149        484,269        499,492           476,542
                                             ------------------ ------------- -------------- ------------------- --------------
Total liabilities & common equity                 $6,050,017       $6,102,438     $4,781,962     $6,045,569        $4,765,041
                                             ================== ============= ============== =================== ==============
- more -

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
                                                --------------------------------------------- ----------------------------------
                                                               Three Months Ended                        Nine Months Ended
                                                --------------------------------------------- ----------------------------------
                                                    9/30/2006     6/30/2006      9/30/2005      9/30/2006        9/30/2005
                                                ---------------  -----------   -------------- ------------     -----------------
Average Balance Sheet Mix

Percentage of earning assets/funding sources:
Loans                                                   55.92%      53.41%         67.32%         54.58%           65.99%
Securities                                              42.37%      40.55%         31.46%         40.80%           32.21%
Short-term investments                                   1.71%       6.04%          1.22%          4.62%            1.79%
                                                ---------------  -----------   -------------- ------------     -----------------
Earning average assets                                 100.00%     100.00%        100.00%        100.00%          100.00%
                                                ===============  ===========   ============== ============     =================

Non-interest bearing deposits                           19.95%      21.01%         16.82%         20.98%           16.72%
Interest bearing transaction deposits                   28.87%      30.27%         30.25%         30.17%           30.66%
Interest bearing Public Fund deposits                   14.37%      14.94%         14.23%         14.14%           15.56%
Time deposits                                           28.52%      26.84%         26.38%         27.06%           25.92%
                                                ---------------  -----------   -------------- ------------     -----------------
Total                                                   91.71%      93.06%         87.68%         92.33%           88.85%
deposits
Other borrowed funds                                     5.53%       3.75%          7.74%          4.84%            7.06%
Other net interest-free funding sources                  2.76%       3.19%          4.58%          2.82%            4.09%
                                                ---------------  -----------   -------------- ------------     -----------------
Total average funding sources                          100.00%     100.00%        100.00%        100.00%          100.00%
                                                ===============  ===========   ============== ============     =================

Loan mix:
Commercial/real estate loans                            57.11%      56.77%         54.28%         56.76%           53.91%
Mortgage loans                                          13.75%      13.71%         14.75%         13.75%           14.71%
Direct consumer loans                                   15.28%      15.50%         17.28%         15.53%           17.79%
Indirect consumer loans                                 11.28%      11.64%         11.49%         11.58%           11.40%
Finance Company loans                                    2.58%       2.39%          2.19%          2.38%            2.19%
                                                ---------------  -----------   -------------- ------------     -----------------
Total loans                                            100.00%     100.00%        100.00%        100.00%          100.00%
                                                ===============  ===========   ============== ============     =================

Average dollars (in thousands):
Loans                                               $3,080,442  $2,994,191     $2,918,709     $3,015,434       $2,844,003
Securities                                           2,334,242   2,273,012      1,364,219      2,254,068        1,388,143
Short-term investments                                  94,026     338,443         52,933        255,265           77,300
                                                ---------------  -----------   -------------- ------------     -----------------
Earning average assets                              $5,508,709  $5,605,646     $4,335,861     $5,524,767       $4,309,446

Non-interest bearing deposits                       $1,098,716  $1,177,756       $729,216     $1,158,844         $720,413
Interest bearing transaction deposits                1,590,319   1,696,598      1,311,779      1,666,689        1,321,105
Interest bearing Public Fund deposits                  791,825     837,751        617,017        780,947          670,477
Time deposits                                        1,571,129   1,504,343      1,143,691      1,494,748        1,116,876
                                                ---------------  -----------   -------------- ------------     -----------------
Total                                                5,051,988   5,216,448      3,801,704      5,101,228        3,828,870
deposits
Other borrowed funds                                   304,686     210,388        335,758        267,666          304,192
Other net interest-free funding sources                152,035     178,810        198,399        155,873          176,384
                                                ---------------  -----------   -------------- ------------     -----------------
Total average funding sources                       $5,508,709  $5,605,646     $4,335,861     $5,524,767       $4,309,446

Loans:
Commercial/real estate loans                        $1,759,173  $1,699,768     $1,584,244     $1,711,525       $1,533,208
Mortgage loans                                         423,610     410,522        430,615        414,768          418,479
Direct consumer loans                                  470,771     463,977        504,362        468,196          505,899
Indirect consumer loans                                347,404     348,463        335,482        349,076          324,122
Finance Company loans                                   79,483      71,461         64,006         71,868           62,295
                                                ---------------  -----------   -------------- ------------     -----------------
Total average loans                                 $3,080,442  $2,994,191     $2,918,709     $3,015,434       $2,844,003
- more -

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

                                                                               Three Months Ended
                                      --------------------------------------------------------------------------------------------
                                                  09/30/06                          06/30/06                   09/30/05
                                      -------------------------------- ----------------------------  ----------------------------
                                        Interest    Volume      Rate   Interest      Volume    Rate   Interest   Volume    Rate
                                      ----------- ----------  -------- ---------   ----------- -----  -------- ----------- --------

Average Earning Assets
Commercial & real estate loans (TE)     $32,520   $1,759,173    7.34%   $30,613     $1,699,768  7.22%  $25,770  $1,584,244  6.46%
Mortgage loans                            6,411      423,610    6.05%     5,980        410,522  5.83%    5,921     430,615  5.50%
Consumer loans                           19,547      897,658    8.64%    18,356        883,901  8.33%   17,772     903,850  7.80%
Loan fees & late charges                  2,710            -    0.00%     2,476              -  0.00%    2,183           -  0.00%
                                      ----------- ----------  -------- ---------   ----------- -----  -------- ----------- --------
  Total loans (TE)                       61,188    3,080,442    7.89%    57,425      2,994,191  7.69%   51,646   2,918,709  7.03%

US treasury securities                      855       67,966    4.99%       454         42,028  4.33%       62      11,296  2.17%
US agency securities                     16,456    1,356,478    4.85%    15,954      1,346,963  4.74%    4,834     464,450  4.16%
CMOs                                      1,439      145,494    3.96%     1,626        164,825  3.95%    2,251     229,934  3.92%
Mortgage backed securities                6,231      511,372    4.87%     5,643        484,002  4.66%    4,773     436,733  4.37%
Municipals (TE)                           2,935      174,744    6.72%     2,673        158,553  6.76%    2,792     160,502  6.96%
Other securities                          1,042       78,188    5.33%       944         76,641  4.93%      733      61,304  4.78%
                                      ----------- ----------  -------- ---------   ----------- -----  -------- ----------- --------
  Total securities (TE)                  28,958    2,334,242    4.96%    27,294      2,273,012  4.80%   15,444   1,364,219  4.53%

  Total short-term investments            1,128       94,026    4.76%     3,656        338,443  4.33%      416      52,933  3.12%

  Average earning assets yield (TE)     $91,275   $5,508,709    6.60%   $88,375     $5,605,646  6.32%  $67,506  $4,335,861  6.19%

Interest-bearing Liabilities
Interest-bearing transaction deposits    $3,955   $1,590,319    0.99%    $3,780     $1,696,598  0.89%   $2,317  $1,311,779  0.70%
Time deposits                            16,353    1,571,129    4.13%    14,451      1,504,343  3.85%   10,222   1,143,691  3.55%
Public Funds                              8,629      791,825    4.32%     8,658        837,751  4.15%    4,740     617,017  3.05%
                                      ----------- ----------  -------- ---------   ----------- -----  -------- ----------- --------
   Total interest bearing deposits       28,936    3,953,272    2.90%    26,888      4,038,692  2.67%   17,279   3,072,488  2.23%

Customer repos                            2,785      271,582    4.07%     1,573        200,973  3.14%    1,467     248,505  2.34%
Other borrowings                            267       33,104    3.20%       174          9,415  7.43%      913      87,253  4.15%
                                      ----------- ----------  -------- ---------   ----------- -----  -------- ----------- --------
  Total borrowings                        3,052      304,686    3.97%     1,747        210,388  3.33%    2,380     335,758  2.81%

  Total interest bearing liab cost      $31,988   $4,257,959    2.98%   $28,636     $4,249,079  2.70%  $19,659  $3,408,246  2.29%

Noninterest-bearing deposits                       1,098,716                         1,177,756                     729,216
Other net interest-free funding sources              152,035                           178,810                     198,399

Total Cost of Funds                     $31,988   $5,508,709    2.30%   $28,636     $5,605,646  2.05%  $19,659  $4,335,861  1.80%

Net Interest Spread (TE)                $59,286                 3.62%   $59,740                 3.61%  $47,847              3.91%

Net Interest Margin (TE)                $59,286   $5,508,709    4.29%   $59,740     $5,605,646  4.27%  $47,847  $4,335,861  4.40%
- more -

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

                                                                       Nine Months Ended
                                       -----------------------------------------------------------------------------------
                                                      9/30/2006                              9/30/2005
                                       -------------------------------------- --------------------------------------------
                                        Interest        Volume         Rate     Interest        Volume              Rate
                                       -----------   -------------  --------- -----------   --------------   -------------

Average Earning Assets
Commercial & real estate loans (TE)      $91,770      $1,711,525      7.17%     $71,847      $1,533,208           6.26%
Mortgage loans                            18,289         414,768      5.88%      17,504         418,479           5.58%
Consumer loans                            55,376         889,140      8.33%      51,200         892,316           7.67%
Loan fees & late charges                   7,506               -      0.00%       6,510               -           0.00%
                                       -----------   -------------  --------- -----------   --------------   -------------
  Total loans (TE)                       172,941       3,015,434      7.66%     147,061       2,844,003           6.91%

US treasury securities                     1,936          56,722      4.56%         182          11,144           2.19%
US agency securities                      46,196       1,299,845      4.74%      14,096         459,784           4.09%
CMOs                                       4,874         164,723      3.95%       7,546         253,121           3.97%
Mortgage backed securities                17,393         491,177      4.72%      14,490         439,270           4.40%
Municipals (TE)                            8,344         165,533      6.72%       8,504         162,160           6.99%
Other securities                           2,859          76,068      5.01%       2,189          62,664           4.66%
                                       -----------   -------------  --------- -----------   --------------   -------------
  Total securities (TE)                   81,602       2,254,068      4.83%      47,008       1,388,143           4.52%

  Total short-term investments             8,684         255,265      4.55%       1,507          77,300           2.61%

  Average earning assets yield (TE)     $263,226      $5,524,767      6.36%    $195,576      $4,309,446           6.06%

Interest-Bearing Liabilities
Interest-bearing transaction deposits    $11,001      $1,666,689      0.88%      $6,367      $1,321,105           0.64%
Time deposits                             43,809       1,494,748      3.92%      29,151       1,116,876           3.49%
Public Funds                              24,036         780,947      4.11%      12,900         670,477           2.57%
                                       -----------   -------------  --------- -----------   --------------   -------------
   Total interest bearing deposits        78,845       3,942,384      2.67%      48,417       3,108,457           2.08%

Customer repos                             5,999         234,576      3.42%       3,226         231,736           1.86%
Other borrowings                           1,053          33,090      4.25%       2,265          72,455           4.18%
                                       -----------   -------------  --------- -----------   --------------   -------------
  Total borrowings                         7,051         267,666      3.52%       5,491         304,192           2.41%

  Total interest bearing liab cost       $85,897      $4,210,050      2.73%     $53,908      $3,412,649           2.11%

Noninterest-bearing deposits                           1,158,844                                720,413
Other net interest-free funding sources                  155,873                                176,384

Total Cost of Funds                      $85,897      $5,524,767      2.08%     $53,908      $4,309,446           1.67%

Net Interest Spread (TE)                $177,329                      3.64%    $141,667                           3.95%

Net Interest Margin (TE)                $177,329      $5,524,767      4.28%    $141,667      $4,309,446           4.39%
- more -

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)

                                                      2004                      2005                             2006
                                                    --------  ---------------------------------------  ---------------------------
                                                       3Q         1Q        2Q       3Q        4Q         1Q       2Q        3Q
                                                    --------  --------  --------  --------  ---------  --------  -------   -------
Per Common Share Data

Earnings per share:
    Basic                                            $0.49      $0.48     $0.56     $0.04     $0.59      $0.68     $0.68     $1.11
    Diluted                                          $0.48      $0.47     $0.55     $0.04     $0.58      $0.67     $0.66     $1.08
Cash dividends per share                            $0.165     $0.165    $0.165    $0.195    $0.195     $0.195    $0.220    $0.240
Book value per share (period-end)                   $14.32     $14.16    $14.87    $14.52    $14.78     $15.06    $15.12    $16.64
Tangible book value per share (period-end)          $12.16     $11.99    $12.73    $12.25    $12.55     $12.85    $12.94    $14.47
Weighted average number of shares:
    Basic                                           32,467     32,463    32,396    32,308    32,313     32,393    32,531    32,566
    Diluted                                         33,076     33,019    32,928    32,940    32,980     33,088    33,322    33,333

Period-end number of shares                         32,440     32,463    32,310    32,309    32,301     32,494    32,555    32,584
Market data:
    High closing price                              $34.83     $34.20    $34.87    $37.84    $39.90     $46.67    $57.19    $56.79
    Low closing price                               $30.00     $30.25    $28.25    $29.93    $31.08     $37.75    $44.02    $49.71
    Period end closing price                        $33.46     $32.50    $34.40    $34.14    $37.81     $46.52    $56.00    $53.55

    Trading volume                                   2,781      3,286     3,527     8,760     6,829      3,990     8,737     8,135

Other Period-end Data

FTE headcount                                        1,767      1,766     1,813     1,590     1,735      1,768     1,777     1,788
Tangible common equity                            $394,389   $389,344  $411,203  $395,843  $405,216   $417,684  $421,369  $471,387
Tier I capital                                    $399,320   $408,163  $416,312  $407,075  $420,281   $440,302  $457,738  $487,668
Goodwill                                           $55,409    $55,409   $55,409   $61,428   $61,418    $61,418   $59,060   $59,683
Amortizable intangibles                            $12,263    $12,510   $11,746    $9,928    $9,204     $8,725   $10,575    $9,938
Mortgage servicing intangibles                      $2,520     $2,288    $2,082    $1,860    $1,577     $1,384    $1,256    $1,093
Common shares repurchased for publicly
  announced plans                                        -         40        96        12         -         17        22         -

Performance Ratios

Return on average assets                             1.39%      1.32%     1.52%     0.12%     1.39%      1.49%     1.45%     2.36%
Return on average common equity                     13.54%     13.32%    15.27%     1.18%    15.98%     18.34%    17.89%    27.58%
Earning asset yield (TE)                             6.00%      5.90%     6.08%     6.19%     6.14%      6.17%     6.32%     6.60%
Total cost of funds                                  1.47%      1.55%     1.66%     1.80%     1.70%      1.88%     2.05%     2.30%
Net interest margin (TE)                             4.53%      4.35%     4.42%     4.40%     4.44%      4.30%     4.27%     4.29%
Non-interest expense as a percent
  of total revenue (TE) before amortization
  of purchased intangibles, net storm-related
  gain/(loss), gain on sale of credit card
  merchant and securities transactions              54.95%     59.99%    57.83%    60.85%    56.89%     58.30%    59.13%    58.76%
Common equity (period-end) as
  a percent of total assets (period-end)             9.96%      9.64%    10.03%     9.55%     8.02%      7.82%     8.00%     8.86%
Leverage (Tier I) ratio                              8.97%      8.75%     8.83%     8.64%     7.85%      7.45%     7.59%     8.15%
Tangible common equity ratio                         8.58%      8.28%     8.71%     8.17%     6.89%      6.75%     6.92%     7.79%
Net charge-offs as a
  percent of average loans                           0.56%      0.33%     0.24%     0.23%     0.41%     -0.01%     0.40%     0.34%
Allowance for loan losses as
  a percent of period-end loans                      1.48%      1.48%     1.45%     2.57%     2.49%      2.49%     2.33%     1.54%
Allowance for loan losses to
  NPAs + loans 90 days past due                    251.85%    323.66%   284.75%   392.70%   195.50%    432.85%   457.10%   494.65%
Loan/deposit ratio                                  75.19%     72.40%    73.63%    76.77%    66.44%     59.00%    57.40%    60.97%
Non-interest income excluding
  net storm-related gain/(loss), gain on sale
  of credit card merchant and
  securities transactions as a percent
  of total revenue (TE)                             32.37%     32.77%    34.06%    31.10%    29.68%     29.92%    30.28%    30.18%
- more -

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)

                                            2004                           2005                                   2006
                                          --------    --------------------------------------------   ------------------------------
                                             3Q          1Q          2Q         3Q           4Q         1Q         2Q         3Q
                                          --------    --------    --------   --------    ---------   --------    -------    -------
Asset Quality Information

Non-accrual loans                           $7,480      $6,335      $8,052    $10,373      $10,617     $8,676     $7,237     $5,179
Foreclosed assets                            3,513       3,591       2,567      2,973        1,898      1,779      1,606        970
                                        ----------- ---------------------------------------------- --------------------------------
Total non-performing assets                $10,993      $9,926     $10,619    $13,346      $12,515    $10,455     $8,843     $6,149
Non-performing assets as a percent of
  loans and foreclosed assets                0.40%       0.36%       0.37%      0.45%        0.42%      0.35%      0.29%      0.20%

Accruing loans 90 days past due             $5,160      $2,798      $3,914     $6,156      $25,622     $6,632     $6,681     $3,626
Accruing loans 90 days past due as
  a percent of loans                         0.19%       0.10%       0.14%      0.21%        0.86%      0.22%      0.22%      0.12%
Non-performing assets + accruing loans
  90 days past due to loans and
  foreclosed assets                          0.59%       0.46%       0.51%      0.65%        1.28%      0.57%      0.51%      0.31%

Net charge-offs                             $3,839      $2,260      $1,691     $1,704       $3,104     ($108)     $3,001     $2,608
Net charge-offs as
  a percent of average loans                 0.56%       0.33%       0.24%      0.23%        0.41%     -0.01%      0.40%      0.34%

Allowance for loan losses                  $40,682     $41,182     $41,382    $76,584      $74,558    $73,961    $70,960    $48,352
Allowance for loan losses as a
  percent of period-end loans                1.48%       1.48%       1.45%      2.57%        2.49%      2.49%      2.33%      1.54%
Allowance for loan losses to NPAs +
  accruing loans 90 days past due          251.85%     323.66%     284.75%    392.70%      195.50%    432.85%    457.10%    494.65%

Provision for loan losses                   $5,796      $2,760      $1,891    $36,905       $1,079     ($705)          -  ($20,000)

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans                $1,003        $770        $202      ($17)         $332   ($1,769)       $620       $522

Mortgage loans                                  38          68         (5)          7          (7)        181         28        367
Direct consumer loans                        1,173         501         491        861        1,831        579      1,681      1,003
Indirect consumer loans                        910         540         538        342          272        653        391        294
Finance company loans                          715         381         465        511          676        248        281        422
                                        ----------- ---------------------------------------------- --------------------------------
Total net charge-offs (including
  storm-related)                            $3,839      $2,260      $1,691     $1,704       $3,104     ($108)     $3,001     $2,608
Storm-related net charge-offs                    -           -           -          -        2,350        597      1,133        284
                                        ----------- ---------------------------------------------- --------------------------------
Total net charge-offs (excluding
  storm-related)                            $3,839      $2,260      $1,691     $1,704         $754     ($705)     $1,868     $2,324
                                        ----------- ---------------------------------------------- --------------------------------

Average loans:
Commercial/real estate loans            $1,439,074  $1,491,008  $1,523,348 $1,584,244   $1,660,804 $1,674,706 $1,699,768 $1,759,173

Mortgage loans                             408,535     407,258     417,307    430,615      442,977    410,023    410,522    423,610
Direct consumer loans                      498,336     503,700     509,628    504,362      489,150    469,832    463,977    470,771
Indirect consumer loans                    307,413     313,542     323,100    335,482      342,203    351,405    348,463    347,404
Finance Company loans                       60,604      60,720      62,124     64,006       63,663     64,496     71,461     79,483
                                        ----------- ---------------------------------------------- --------------------------------
Total average loans                     $2,713,963  $2,776,229  $2,835,506 $2,918,709   $2,998,797 $2,970,461 $2,994,191 $3,080,442

Net charge-offs to average loans:
Commercial/real estate loans                 0.28%       0.21%       0.05%      0.00%        0.08%     -0.43%      0.15%      0.12%
Mortgage loans                               0.04%       0.07%       0.00%      0.01%       -0.01%      0.18%      0.03%      0.34%
Direct consumer loans                        0.94%       0.40%       0.39%      0.68%        1.49%      0.50%      1.45%      0.85%
Indirect consumer loans                      1.18%       0.70%       0.67%      0.40%        0.32%      0.75%      0.45%      0.34%
Finance Company loans                        4.69%       2.54%       3.00%      3.17%        4.21%      1.56%      1.58%      2.11%
                                        ----------- ---------------------------------------------- --------------------------------
Total net charge-offs to average loans
  (excl storm-related)                       0.56%       0.33%       0.24%      0.23%        0.41%     -0.01%      0.40%      0.34%
                                        ----------- ---------------------------------------------- --------------------------------
Total net charge-offs to average loans
(incl storm-related)                         0.56%       0.33%       0.24%      0.23%        0.10%     -0.10%      0.25%      0.30%
- more -

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)

                                                   2004                      2005                             2006
                                                 --------   ---------------------------------------  ----------------------------
                                                    3Q         1Q        2Q       3Q        4Q         1Q       2Q        3Q
                                                 --------   --------  --------  --------  ---------  --------  -------   --------
Income Statement

Interest income                                   $59,190    $60,531   $64,027  $65,644    $73,429   $81,590   $86,404    $89,233
Interest income (TE)                               61,051     62,302    65,767   67,506     75,433    83,563    88,375     91,275
Interest expense                                   15,014     16,289    17,961   19,659     20,911    25,273    28,636     31,988
                                                  -------- ---------- --------- -------- ---------- --------- --------- ----------
Net interest income (TE)                           46,037     46,013    47,807   47,847     54,522    58,290    59,740     59,286
Provision for loan losses                           5,796      2,760     1,891   36,905      1,079     (705)         -   (20,000)
Non-interest income excluding net storm-related
 gain/(loss) and securities transactions           22,037     22,427    24,695   21,600     23,016    24,890    25,942     25,627
Net storm-related gain/(loss)                           -          -         -   12,276    (5,692)         -         -          -
Securities transactions gains/(losses)                  4          7      (15)     (18)       (27)       118         -        110
Non-interest expense                               37,945     41,642    42,505   42,770     44,626    49,165    51,172     50,336
                                                  -------- ---------- --------- -------- ---------- --------- --------- ----------
Income before income taxes                         22,475     22,273    26,350      168     24,112    32,865    32,536     52,645
Income tax expense                                  6,684      6,836     8,256  (1,267)      5,047    10,854    10,539     16,614
                                                  -------- ---------- --------- -------- ---------- --------- --------- ----------
Net income                                        $15,791    $15,438   $18,094   $1,435    $19,065   $22,011   $21,998    $36,031
                                                  ======== ========== ========= ======== ========== ========= ========= ==========

Non-interest Income
  and Operating Expense

Service charges on deposit accounts               $11,062     $9,490   $10,459   $7,975     $6,850    $7,884    $9,223     $9,719
Trust fees                                          2,487      2,541     2,859    2,761      2,946     3,078     3,409      3,175
Debit card & merchant fees                          1,172      1,030     1,074    1,055      1,717     1,709     1,863      1,744
Insurance fees                                      1,824      3,881     3,499    4,883      4,837     5,159     4,596      4,146
Investment & annuity fees                             581      1,188     1,547    1,304      1,037     1,264     1,591      1,595
ATM fees                                            1,119      1,372     1,154      871        805     1,294     1,273      1,223
Secondary mortgage market operations                1,489        499       676      377        670       817       749      1,018
Other income                                        2,302      2,426     3,428    2,374      4,154     3,684     3,239      3,009
                                                  -------- ---------- --------- -------- ---------- --------- --------- ----------
Non-interest income excluding net storm-related
  gain/(loss) and securities transactions         $22,037    $22,427   $24,695  $21,600    $23,016   $24,890   $25,942    $25,627
Net storm-related gain/(loss)                           -          -         -   12,276    (5,692)         -         -          -
Securities transactions gains/(losses)                  4          7      (15)     (18)       (27)       118         -        110
                                                  -------- ---------- --------- -------- ---------- --------- --------- ----------
Total non-interest income including storm-related
  gain/(loss) and securities transactions         $22,041    $22,433   $24,680  $33,858    $17,298   $25,008   $25,942    $25,737
                                                  ======== ========== ========= ======== ========== ========= ========= ==========

Personnel expense                                 $21,706    $22,379   $22,925  $24,275    $24,580   $26,202   $26,400    $27,059
Occupancy expense (net)                             2,627      2,495     2,576    2,617      3,237     3,659     3,474      2,882
Equipment expense                                   2,548      2,357     2,366    2,319      2,511     2,668     2,816      2,647
Other operating expense                            10,526     13,828    14,059   13,044     13,780    15,961    17,976     17,304
Amortization of intangibles                           538        584       578      514        518       675       507        445
                                                  -------- ---------- --------- -------- ---------- --------- --------- ----------
Total non-interest expense                        $37,945    $41,642   $42,505  $42,770    $44,626   $49,165   $51,172    $50,336
                                                  -------- ---------- --------- -------- ---------- --------- --------- ----------